EXHIBIT 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

CN Energy Group. Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares	457(o)	—	—	—	—	—
	Equity	Preferred Shares	457(o)
	Debt	Debt Securities	457(o)	—	—	—	—	—
	Other	Warrants	457(o)	—	—	—	—	—
	Other	Rights	457(o)	—	—	—	—	—
	Other	Units	457(o)	—	—	—	—	—
	Unallocated Universal Shelf		457(o)	—	—	$100,000,000	$0.00013810	$13,810
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	—	—	—			—			—	—	—	—
	Total Offering Amounts					$100,000,000		$13,810
Total Fees Previously Paid
	Total Fee Offsets							7,000.72
	Net Fee Due							$6,809.28

(1)

The securities registered hereunder include such indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)

The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

 Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	CN Energy Group. Inc.	(1)	F-3	333-264579	4/29/2022		$7,000.72	Unallocated (Universal) Shelf	Ordinary Shares, no par value per share, Preferred Shares, Warrants, Rights, and Units		$75,520,250.00
Fee Offset Sources	CN Energy Group. Inc.	(1)	F-3	333-264579	4/29/2022							$9,270.00

___________________

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $7,000.72 (calculated at the fee rate in effect at the date of the registrant’s registration statement on Form S-3 initially filed on April 29, 2022 (file number: 333-264579) (the “Prior Registration Statement”), which represents the portion of the registration fee previously paid with respect to $75,520,250 of unsold securities previously registered under the Prior Registration Statement.